Exhibit 11

                           PIPER JAFFRAY COMPANIES INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                       Three Months Ended     Nine Months Ended
                                             June 30,              June 30,
                                      --------------------  --------------------
                                        1997       1996       1997       1996
                                      ---------  ---------  ---------  ---------
PRIMARY NET INCOME PER SHARE:
Net income (loss)                     $  6,593   $ (1,514)  $ 15,882   $  2,846
                                      =========  =========  =========  =========

Average number of common and common
  equivalent shares outstanding:
  Average common shares outstanding     18,673     18,140     18,540     17,875
  Dilutive effect of common stock
  equivalents:
    Book value plan options                142          -        154        184
    Executive incentive stock options      557          -        431        268
                                      ---------  ---------  ---------  ---------
                                        19,372     18,140     19,125     18,327

Primary net income (loss) per share   $    .34   $   (.08)  $    .83   $    .16
                                      =========  =========  =========  =========

NET INCOME PER SHARE ASSUMING
   FULL DILUTION:
Net income (loss)                     $  6,593   $ (1,514)  $ 15,882   $  2,846
                                      =========  =========  =========  =========

Average number of common and common
  equivalent shares outstanding:
  Average common shares outstanding     18,673     18,140     18,540     17,875
  Dilutive effect of common stock
  equivalents:
    Book value plan options                149          -        171        184
    Executive incentive stock options      648          -        648        268
                                      ---------  ---------  ---------  ---------
                                        19,470     18,140     19,359     18,327

Fully Diluted net income (loss)
 per share                            $    .34   $   (.08)  $    .82   $    .16
                                      =========  =========  =========  =========